EXHIBIT 99.1

ADDITIONAL FINANCIAL INFORMATION

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION (“OIBDA”)

The following table sets forth OIBDA (in thousands) for the years ended December 31, 2003, 2002 and 2001:

	Fiscal Year Ended 12/31/03	Fiscal Year Ended 12/31/02	Fiscal Year Ended 12/31/01
OIBDA	38,407	19,681	2,263

REVENUE MIX BY SEGMENT

The following table represents revenue mix by reportable segment (in millions) and as a percentage (%) of total segment revenues for the year ended December 31, 2003:

Entertainment
Domestic TV networks	$95.3	69.6%
International TV	35.5	25.9
Worldwide DVD/home video	5.5	4.0
Other	0.6	0.5
Total	$136.9	100.0%
Publishing
Subscription	$50.1	41.5%
Newsstand	15.8	13.1
Advertising	36.1	29.9
Other domestic publishing	13.0	10.8
International publishing	5.7	4.7
Total	$120.7	100.0%
Online
Subscription	$18.2	46.9%
E-Commerce	16.8	43.3
Other	3.8	9.8
Total	$38.8	100.0%
Licensing
International licensing	$8.0	41.2
Domestic licensing	3.1	16.0
Entertainment licensing	1.4	7.2
Artwork sales	3.9	20.1
Marketing events	3.0	15.5
Total	$19.4	100.0%

REVENUE COMPOSITION

The following table represents revenues (in millions), by type of revenue from all of our groups, and as a percentage (%) of total revenue, for the year ended December 31, 2003:

Types of revenue
Pay-per-view and subscription revenues (1)	$184.0	58.2%
Advertising revenues	37.5	11.9
Licensing fees (2)	35.7	11.3
Retail sales and other (3)	58.6	18.6
Total	$315.8	100.0%

(1)           Includes revenues from our domestic and U.K. television networks, subscriptions to the U.S. edition of Playboy magazine and domestic online subscriptions.

(2)           Includes revenues from our international television networks (other than the U.K.), international editions of Playboy magazine, international online sites and international and domestic licensed consumer products.

(3)           Includes e-commerce revenues from our domestic online sites, newsstand sales and worldwide DVD/home video sales.